SUBSCRIPTION AGREEMENT

Dollar Shots Club, Inc.

Dollar Shots Club, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 5,000,000 shares of Common Stock of the Company at a price of $1.00 per share (hereinafter the "Shares"); and

B. Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to $1.00 per share, and the Company agrees to sell such Shares to Subscriber for said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2 The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Dollar Shots Club, Inc., 6255 W. Arby Avenue, Unit 256 Las Vegas, Nevada 89118 or such other place as the Company shall designate in writing. Payment can be made either by submitting a personal check, cashier’s check or money order for the full purchase price of $1.00 per Share with the executed Subscription Agreement. Payments shall be made payable to “Dollar Shots Club, Inc.”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby severally represents and warrants to the Company the following:

(A)	Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)	Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)	Subscriber hereby acknowledges receipt of a copy of the Offering Circular relating to this offering and the Shares which is on file with the United States Securities and Exchange Commission ("SEC") and represents and warrants that, in making his investment in the Shares, he is not relying upon any representations by the Company or its representatives other than those contained in the Offering Circular.

(F)	Subscriber is acquiring the Shares as a principal for Subscriber’s own account and not with a view to sale or other distribution of the Shares.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

(A)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

INVESTOR SUITABILITY

Please check either 5.1 or 5.2, below:

5.1 ☐ By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"). The Subscriber acknowledges having reviewed and considered the definition of “Accredited Investor” attached to this Subscription Agreement.

or

5.2 ☐ By checking this box, Subscriber represents and warrants to the Company that the aggregate purchase price to be paid by the Subscriber for the Shares is no more than ten percent (10%) of the greater of Subscriber's:

(1) Annual income or net worth (if a natural person); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end (if a non-natural person).

The Subscriber acknowledges having reviewed and considered the guidelines for calculating net worth for natural persons attached to this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, _________.

Number of Shares Subscribed For:

Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS#:

ACCEPTED BY: Dollar Shots Club, Inc.

Signature of Authorized Signatory:
Name of Authorized Signatory:
Date of Acceptance:

For purposes of calculating net worth for a natural person:

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

Accredited Investor Definition

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Subscriber is any of the following:

1.                  Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.                  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.                  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.                  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.                  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, exclusive of the value of such person’s primary residence;

6.                  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.                  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.                  Any entity in which all of the equity owners are accredited investors.

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